 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________________________

FORM 8-K

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2009

Edgewater Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square Wakefield, Massachusetts 01880

Registrant's telephone number, including area code: (781) 246-3343

________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)    On August 12, 2009, Daniel O'Connell, was elected to the Board of Directors (the "Board") of Edgewater Technology, Inc. (the "Company"), effective immediately. Mr. O'Connell has not yet been appointed to any Board Committees. Pursuant to the Company's non-employee director compensation program, upon his election to the Board, Mr. O'Connell received an automatic grant of options to purchase shares of the Company's common stock representing a fair value, as determined in a Black-Scholes option pricing model, of $40,000, exercisable at $2.89 per share, representing the closing price of the Company's common stock on August 12, 2009.

       A copy of the press release announcing the election of Mr. O'Connell, information regarding Mr. O'Connell's business experience and the strengths he brings to the Company's Board is furnished herewith as Exhibit 99.1.

       The information in the accompanying exhibit is being "furnished," as opposed to being "filed" pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and shall not be incorporated hereafter by reference into any filing of the Company, where made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Edgewater Technology, Inc. Press Release dated August 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 14, 2009

Edgewater Technology, Inc.

By: /s/ KEVIN R. RHODES
Name: Kevin R. Rhodes
Title: Chief Financial Officer
(Principal Financial Officer)